Exhibit 10.1
INCREMENTAL ASSUMPTION AGREEMENT AND AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

INCREMENTAL ASSUMPTION AGREEMENT AND AMENDMENT NO. 2, dated as of February 1, 2017 (this “Amendment”), by and among Open Text ULC, Open Text Holdings, Inc. and Open Text Corporation (“Open Text”), as Borrowers (collectively, the “Borrowers” and each, a “Borrower”), the Domestic Guarantors party hereto (the “Domestic Guarantors”), the Foreign Guarantors party hereto (the “Foreign Guarantors” and, together with the Domestic Guarantors, the “Guarantors”), the incremental lenders party hereto (the “Incremental Lenders”), and Barclays Bank PLC, as Administrative Agent and Collateral Agent (the “Administrative Agent”).
W I T N E S S E T H:
WHEREAS, the Borrowers, the Domestic Guarantors, each lender from time to time party thereto (the “Lenders”) and the Administrative Agent have entered into that certain Second Amended and Restated Credit Agreement, effective as of January 15, 2015 (as amended by that certain Amendment No. 1 to Second Amended and Restated Credit Agreement, dated as of June 16, 2016 and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”) (capitalized terms not otherwise defined in this Amendment have the same meanings assigned thereto in the Credit Agreement);
WHEREAS, the Borrowers have requested Incremental Commitments pursuant to Section 2.01(4) of the Credit Agreement in an aggregate principal amount of $150,000,000;
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1.Incremental Lenders and the Incremental Commitments. Pursuant to Section 2.01(4) of the Credit Agreement and subject to the satisfaction or waiver of the conditions to effectiveness of this Amendment set forth in Section 4 of this Amendment:
(a)    Each Incremental Lender severally agrees to provide Incremental Commitments in the principal amount for such Incremental Lender set forth on Schedule 1 hereto. The aggregate principal amount of the Incremental Commitments being provided by all of the Incremental Lenders pursuant to this Amendment is $150,000,000.
(b)    The Incremental Commitments shall have terms identical to the terms of the Revolving Credit Commitments outstanding under the Credit Agreement immediately prior to the Second Amendment Effective Date (as defined below) (including, without limitation, with respect to the maturity date, pricing, mandatory prepayments and voluntary prepayments) and shall otherwise be subject to the provisions of the Credit Agreement and the other Credit Documents. On and after the Second Amendment Effective Date, each reference to (i) a “Revolving Credit Commitment” or “Revolving Credit Commitments” or (ii) a “Revolving Credit Borrowing” or “Revolving Credit Borrowings” in the Credit Agreement or herein shall be deemed to include the Incremental Commitments and any Incremental Advances made in respect of the Incremental Commitments, as applicable, established pursuant to this Amendment and all other related terms will have correlative meanings.
(c)    Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that all Incremental Advances, when originally made, are included in each Borrowing of outstanding Advances under the Revolving Credit Facility on a pro rata basis.
SECTION 2.Amendment to the Credit Agreement.
(a)    Schedule 3 to the Credit Agreement is hereby replaced in its entirety with Schedule 3 hereto.
SECTION 3.Representations and Warranties True; No Default. The Borrowers and Guarantors each hereby represent and warrant, in each case on and as of the date hereof and both before and after giving effect to this Amendment, that:
(a)    the execution and delivery of this Amendment by each Loan Party and the performance by each such Loan Party of its respective obligations hereunder and under the Credit Agreement as amended by this Amendment (the “Amended Agreement”) and the other Credit Documents have been duly authorized by all necessary corporate, partnership or analogous action and no Authorization, under any Law, and no registration, qualification, designation, declaration or filing with any Governmental Authority, is or was necessary therefor or to perfect the same, except as are in full force and effect, unamended except for Permitted Exceptions and where failure to obtain, take or make such authorization, action, Authorization, registration, qualification, designation, declaration or filing with any Governmental Authority would not reasonably be expected to have a Material Adverse Effect;
(b)    the execution and delivery of this Amendment by each Loan Party and the performance by each Loan Party of its respective obligations hereunder and under the Amended Agreement and the other Credit Documents and compliance with the terms, conditions and provisions hereof and thereof, will not (i) conflict with or result in a breach of any of the terms, conditions or provisions of (w) its constating documents or by-laws, (x) any Law, (y) any material contractual restriction binding on or affecting it or its properties, or (z) any judgment, injunction, determination or award which is binding on it; or (ii) result in, require or permit (x) the imposition of any Encumbrance in, on or with respect to the Assets now owned or hereafter acquired by it (other than pursuant to the Security Documents or which is a Permitted Encumbrance), (y) the acceleration of the maturity of any material Debt binding on or affecting it or (z) any third party to terminate or acquire any rights materially adverse to the applicable Loan Party under any Material Agreement except where such conflict, result, requirement or permission would not reasonably be expected to have a Material Adverse Effect;
(c)    this Amendment and the Amended Agreement have been duly executed and delivered by each Loan Party which is a party hereto and thereto and constitute legal, valid and binding obligations of such Loan Party, enforceable against it in accordance with their respective terms, subject only to any limitation under Laws relating to (i) bankruptcy, insolvency, reorganization, moratorium or creditors’ rights generally; and (ii) general equitable principles including the discretion that a court may exercise in the granting of equitable remedies;
(d)    each of the representations and warranties in the Credit Agreement is true on and as of the date hereof in all material respects as if made on the date hereof (except (A) to the extent expressly limited therein to a specific date, in which case on and as of such date and (B) any representations and warranties that are qualified as to “materiality” or “Material Adverse Effect” or similar language shall be true in all respects (after giving effect to any qualification therein));
(e)    no Default or Event of Default has occurred and is continuing after giving effect to the incurrence of the Incremental Commitments hereunder; and

(f)    Open Text is in compliance on a pro forma basis with the financial covenant in Section 7.03 of the Credit Agreement after giving effect to the incurrence of the Incremental Commitments hereunder.
SECTION 4.Conditions of Effectiveness of the Amendment. This Amendment shall become effective on and as of the first date on which the following conditions precedent have been satisfied (the “Second Amendment Effective Date”) when each of the following conditions shall have been satisfied (or waived in accordance with Section 17.01 of the Credit Agreement):
(a)the Administrative Agent shall have received from the Borrowers, the Guarantors, the Incremental Lenders and the Administrative Agent an executed counterpart hereof or other written confirmation (in form reasonably satisfactory to the Administrative Agent) that such party has signed a counterpart hereof;
(b)the Administrative Agent shall have received from the Loan Parties a certified copy of (i) the charter documents and by-laws (or equivalent governing documents) of each Loan Party (other than any Foreign Guarantor); (ii) the resolutions of the board of directors (or any duly authorized committee or other governing body thereof) or of the shareholders, as the case may be, of each Loan Party (other than any Foreign Guarantor) approving the commitment increase and other matters provided for in this Amendment and approving the entering into of all other related Credit Documents to which they are a party and the completion of all transactions contemplated thereunder; (iii) all other instruments evidencing necessary corporate, company or partnership action of each Loan Party (other than any Foreign Guarantor) and of any required Authorization with respect to such matters; and (iv) certifying the names and true signatures of its officers authorized to sign this Amendment and the other Credit Documents manually or by mechanical means;
(c)the Administrative Agent shall have received a certificate of status, compliance, good standing or like certificate with respect to each Loan Party (other than any Foreign Guarantor) issued by the appropriate government official in the jurisdiction of its incorporation;
(d)the Loan Parties shall have taken all action reasonably requested by the Administrative Agent to maintain the perfection and priority of the security interest of the Administrative Agent for the benefit of the Secured Creditors (as defined in the Security Documents) in the Collateral granted under the Security Documents;
(e)each of the representations and warranties contained in Section 3 above shall be true and correct;
(f)the Administrative Agent shall have received a certificate, dated as of the Second Amendment Effective Date and signed by a Responsible Officer of Open Text, confirming the accuracy of the representations and warranties set forth in Section 3 above;
(g)the Borrowers shall have paid all reasonable fees and documented out-of-pocket expenses owing to the Administrative Agent (including the reasonable fees and out-of-pocket costs of legal counsel to the Administrative Agent) incurred in connection with the transactions contemplated under this Amendment in accordance with Section 15.01 of the Credit Agreement;
(h)the Administrative Agent shall have received reasonably satisfactory opinions of (i) Cleary Gottlieb Steen & Hamilton LLP, special United States counsel to the Loan Parties, (ii) Osler, Hoskin & Harcourt LLP, special Delaware counsel to the Loan Parties, (iii) Osler, Hoskin & Harcourt LLP, special Ontario counsel to the Loan Parties, (iv) Stewart McKelvey, special Nova Scotia counsel to the Loan Parties and (v) Gordon A Davies, Chief Legal Officer and Corporate Secretary of Open Text, in each case as is relevant to confirm, inter alia, corporate existence, due authorization, non-contravention of other Debt of any Loan Party or any of its Subsidiaries (other than Exempt Immaterial Subsidiaries) which is outstanding in an aggregate principal amount exceeding $75,000,000, execution by the Borrowers and Domestic Guarantors and enforceability of the Amendment and the validity and perfection of the Encumbrances created under the applicable U.S. and Canadian Credit Documents after giving effect to the Amendment; for the avoidance of doubt, the opinion of Gordon A Davies, Chief Legal Officer and Corporate Secretary of Open Text shall not cover enforceability of the Amendment or the validity and perfection of the Encumbrances created under the applicable U.S. and Canadian Credit Documents after giving effect to the Amendment; and
(i)the Administrative Agent shall have received a certificate, dated as of the Second Amendment Effective Date and signed by a Responsible Officer of Open Text, attesting to the Solvency of Open Text and its Subsidiaries, on a consolidated basis and taken as a whole.
SECTION 5.Certain Post-Closing Obligations. On or prior to the date that is 60 days following any request by the Administrative Agent to take the following actions described in this Section 5, to the extent that such request is delivered no later than 60 days following the Second Amendment Effective Date, the Borrowers shall take all action reasonably determined by local counsel to the Administrative Agent to be necessary to maintain the perfection and priority of the security interest of the Administrative Agent for the benefit of the Secured Creditors in the Collateral granted by the Foreign Guarantors under the Security Documents, in the same manner as contemplated by the Security Documents prior to the incurrence of the Incremental Commitments.
SECTION 6.Reference to and Effect Upon the Credit Agreement and the Other Credit Documents.
(a)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents. On and as of the Second Amendment Effective Date, this Amendment shall for all purposes constitute a Credit Document.
(b)On and as of the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Amendment.
(c)The Credit Agreement and each of the other Credit Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The obligations of the Loan Parties and each Guarantor contained in the Guarantees shall remain in full force and effect and are hereby confirmed and continued by this Amendment and are enforceable against the Loan Parties and each of the Guarantors. All rights, benefits, interests, duties, liabilities and obligations of the parties to the Security Documents, as amended below, are hereby confirmed and continued by this Amendment and continue to secure, apply and extend to all debts, liabilities and obligations, present or future, direct or indirect, absolute or contingent, matured or unmatured, at any time or from time to time due or accruing due and owing by or otherwise payable by the Loan Parties and each Guarantor to the Collateral Agent for the benefit of the Secured Creditors, or any one or more of them, in any currency, under, in connection with or pursuant to the Guarantees and any other Credit Document to which the Loan Parties and each Guarantor is a party. Without limitation of the foregoing, all security interests, pledges, assignments and other Encumbrances previously granted by any Guarantor, as a Grantor, pursuant to the Security Documents are confirmed and continued by this Amendment, and all such security interests, pledges, assignments and other Encumbrances shall remain in full force and effect as security for all obligations thereunder with no change in the priority applicable thereto, in each case, subject only to Encumbrances permitted under the Credit Documents, to the extent provided therein.
SECTION 7.Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the Province of Ontario and the laws of Canada applicable in that Province.
SECTION 8.Execution in Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart hereof by facsimile or electronic transmission (e.g., “pdf” or “tif”) shall be as effective as delivery of a manually executed counterpart hereof.
SECTION 9.Amendments; Headings; Severability. This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Borrowers, the Guarantors, the Administrative Agent and the Incremental Lenders party hereto. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting this Amendment. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

OPEN TEXT CORPORATION, as Borrower and Domestic Guarantor
By:	/s/ JOHN DOOLITTLE
Name: John Doolittle
Title: Executive Vice President, Chief Financial Officer

OPEN TEXT ULC, as Borrower and Domestic Guarantor
By:	/s/ JOHN DOOLITTLE
Name: John Doolittle
Title: President

OPEN TEXT HOLDINGS, INC., as Borrower and Domestic Guarantor
By:	/s/ JOHN DOOLITTLE
Name: John Doolittle
Title: President

OPEN TEXT SA ULC, as Domestic Guarantor
By:	/s/ JOHN DOOLITTLE
Name: John Doolittle
Title: President

OPEN TEXT GXS ULC, as Domestic Guarantor
By:	/s/ JOHN DOOLITTLE
Name: John Doolittle
Title: President

OPEN TEXT CANADA LTD., as Domestic Guarantor
By:	/s/ JOHN DOOLITTLE
Name: John Doolittle
Title: President

OPEN TEXT CANADA LTD., in its capacity as general partner of VIGNETTE PARTNERSHIP, LP, as Domestic Guarantor
By:	/s/ JOHN DOOLITTLE
Name: John Doolittle
Title: President

OPEN TEXT INC., as Domestic Guarantor
By:	/s/ JOHN DOOLITTLE
Name: John Doolittle
Title: President

EASYLINK SERVICES INTERNATIONAL CORPORATION, as Domestic Guarantor
By:	/s/ JOHN DOOLITTLE
Name: John Doolittle
Title: President

EASYLINK SERVICES USA, INC., as Domestic Guarantor
By:	/s/ JOHN DOOLITTLE
Name: John Doolittle
Title: President

XPEDITE SYSTEMS, LLC, as Domestic Guarantor
By:	/s/ JOHN DOOLITTLE
Name: John Doolittle
Title: President

GXS, INC., as Domestic Guarantor
By:	/s/ JOHN DOOLITTLE
Name: John Doolittle
Title: President

GXS INTERNATIONAL, INC., as Domestic Guarantor
By:	/s/ JOHN DOOLITTLE
Name: John Doolittle
Title: President

OPEN TEXT COÖPERATIEF U.A., as Foreign Guarantor
By:	/s/ JOHN DOOLITTLE
Name: John Doolittle
Title: Director

OPEN TEXT SOFTWARE GMBH, as Foreign Guarantor
By:	/s/ JOHN DOOLITTLE
Name: John Doolittle
Title: Director

OPEN TEXT UK LIMITED, as Foreign Guarantor
By:	/s/ JOHN DOOLITTLE
Name: John Doolittle
Title: Director

SYSGENICS LIMITED, as Foreign Guarantor
By:	/s/ JOHN DOOLITTLE
Name: John Doolittle
Title: Director

BARCLAYS BANK PLC, as Administrative Agent and Incremental Lender
By:	/s/ Ritam Bhalla
Name: Ritam Bhalla
Title: Director

Morgan Stanley Bank N.A, as Incremental Lender
By:	/s/ Michael King
Name: Michael King
Title: Authorized Signatory

Citibank, N.A. Canadian Branch as Incremental Lender
By:	/s/ Agha Murtaza
Name: Agha Murtaza
Title: Authorized Signatory

ROYAL BANK OF CANADA as Incremental Lender
By:	/s/ Mike Elsey
Name: Mike Elsey
Title: Authorized Signatory

NATIONAL BANK OF CANADA as Incremental Lender
By:	/s/ Michelle Fiebig
Name: Michelle Fiebig
Title: Director

[for institutions requiring a second signature]
By:	/s/ Manny Deol
Name: Manny Deol
Title: Director

Export Development Canada, as Incremental Lender
By:	/s/ Danielle Dunlop
Name: Danielle Dunlop
Title: Financing Manager

By:	/s/ Sarah Lanthier
Name: Sarah Lanthier
Title: Senior Associate

Bank of Montreal, as Incremental Lender
By:	/s/ Jeff Cowan
Name: Jeff Cowan
Title: Vice President

Bank of America, N.A., Canada Branch, as Incremental Lender
By:	/s/ Julie Griffin
Name: Julie Griffin
Title: Senior Vice President

PNC Bank Canada Branch, as Incremental Lender
By:	/s/ Nazmin Adatia
Name: Nazmin Adatia
Title: Senior Vice President

The Bank of Nova Scotia, as Incremental Lender
By:	/s/ Caitriona Geoghegan
Name: Caitriona Geoghegan
Title: Associate Director

By:	/s/ Eddy Popp
Name: Eddy Popp
Title: Director

Canadian Imperial bank of Commerce, as Incremental Lender
By:	/s/ Ben Fallico
Name: Ben Fallico
Title: Authorized Signatory

[for institutions requiring a second signature]
By:	/s/ James Day
Name: James Day
Title: Authorized Signatory

Schedule 1

Lender	Incremental Commitment
Barclays PLC	$5,000,000
Morgan Stanley Bank, N.A.	$7,500,000
Citibank, N.A., Canadian branch	$20,000,000
Royal Bank of Canada	$20,000,000
National Bank of Canada	$5,500,000
Export Development Canada	$4,000,000
Bank of Montreal	$40,000,000
Bank of America, N.A., Canada Branch	$12,000,000
PNC Bank Canada Branch	$12,000,000
The Bank of Nova Scotia	$12,000,000
Canadian Imperial Bank of Commerce	$12,000,000

Total	$150,000,000

SCHEDULE 3

REVOLVING CREDIT COMMITMENTS/ SWING LINE LENDER’S COMMITMENT/ DOCUMENTARY CREDIT COMMITMENTS

Lender	Revolving Credit Commitment	Documentary Credit Commitment	Swing Line Lender’s Commitment
Barclays PLC	$60,000,000		$5,000,000
Morgan Stanley Bank, N.A.	$50,000,000
Citibank, N.A., Canadian branch	$50,000,000
Royal Bank of Canada	$50,000,000	$35,000,000
HSBC Bank Canada	$30,000,000
Bank of Tokyo-Mitsubishi UFJ (Canada)	$20,000,000
National Bank of Canada	$20,000,000
Export Development Canada	$14,000,000
Bank of Montreal	$50,000,000
ICICI Bank Canada	$10,000,000
Bank of America, N.A., Canada Branch	$20,000,000
PNC Bank Canada Branch	$20,000,000
The Bank of Nova Scotia	$20,000,000
Canadian Imperial Bank of Commerce	$20,000,000
JPMorgan Chase Bank N.A.	$8,000,000
State Bank of India (Canada)	$4,000,000
Wells Fargo Capital Finance, LLC	$4,000,000

Total Revolving Credit Commitments	$450,000,000